Exhibit 77Q1(e)

      Copies of any new or amended Registrant investment advisory contracts

The following documents are included in Registrant's Form
Type 485BPOS, dated December 28, 2006, accession number
0000892569-06-001532, and incorporated by reference herein:

(1)	Addendum to Fund Management Agreement - Van
Kampen
(2)	Addendum to Fund Management Agreement - Goldman
Sachs Asset Management, L.P.

The following document is included in Registrant's Form
Type 485APOS, dated March 29, 2007, accession number
0000892569-07-000348, and incorporated by reference herein:

(3)	 Addendum to Fund Management Agreement - Janus
Capital Management LLC

The following additional documents are attached:

(4)	Consent to Transfer of Advisory Agreement -
Pacific Life Fund Advisors LLC
(5)	Consent to Transfer and Amend Fund Management
Agreement - Pacific Investment Management Company LLC

Exhibit 77Q1(e) (4) Consent to Transfer of Advisory
Agreement - Pacific Life Fund Advisors LLC
CONSENT TO TRANSFER INVESTMENT ADVISORY AGREEMENT

      Reference is made to the Investment Advisory Agreement between Pacific Funds (the "Trust"), a Delaware statutory trust and Pacific Life Insurance Company ("Investment
Adviser" or "Pacific Life"), a Nebraska corporation, dated the 13th day of June, 2001, as amended to date, (the
"Agreement").

RECITALS

      Pacific Life recently formed Pacific Life Fund Advisors
LLC (PLFA), a Delaware limited liability company and subsidiary of Pacific Life, to take over the investment advisory services Pacific Life performs for the Trust and to receive the fees the Trust pays Pacific Life for its advisory services, via transfer of the Agreement (the
Transfer);

      As a result of the Transfer, effective May 1, 2007, PLFA is to serve as the investment adviser to the Trust in place of Pacific Life;

      The Transfer will not result in a change of actual control or management, which would result in an automatic termination of the Agreement due to "assignment" pursuant to
Section 2(a)(4) of the 1940 Act, and Rule 2a-6 thereunder. Pacific Life has obtained an opinion from its legal counsel, Dechert LLP, (Dechert) confirming its conclusion that the Transfer will not result in an actual change in control or management;

      The Trust's Board of Trustees acknowledged the transfer of the Agreement at its meeting on March 20, 2007; and

Effective January 1, 2007, the Trust was renamed Pacific
Life Funds.

	NOW, THEREFORE, in consideration of the premises:

1.	Effective May 1, 2007:

a.	Pacific Life assigns all duties and obligations,
and associated liabilities arising out of the Agreement to PLFA; and

b.	PLFA hereby agrees to assume all duties and
obligations, and associated liabilities arising out of the Agreement and to become a party to said
Agreement upon the terms and conditions set forth therein, other than as modified below in paragraph
3, standing in the stead of Pacific Life.

2.	The Investment Adviser and the Trust consent to the
assignment of the Agreement.

3.	Section 12 Use of Name, is hereby deleted in its
entirety and replaced with the following:

"It is understood that the names "Pacific Life Fund
Advisors LLC", "Pacific Life Insurance Company" or any derivative thereof or logo associated with those names are the valuable property of Pacific Life and that the Trust has the right to use those names (or derivatives or logos) in the Prospectus, SAI, the Trust's
Registration Statement or other filings, or in other forms or reports required under applicable state or federal securities, insurance, or other law, for so long as the Investment Adviser is investment adviser to the Trust, provided, however, that (i) the Trust may continue to use all above names of Investment Adviser in its Registration Statement and other documents to the extent deemed necessary by the Trust to comply with disclosure obligations under applicable law and regulation, or in the opinion of counsel to the Investment Adviser or the Trust or as directed by the Securities and Exchange Commission, such use is necessary to make the disclosures contained in the Trust's Registration Statement not misleading; and (ii) the Trust shall not use the Investment Adviser's name or logo in promotional or sales related materials prepared by or on behalf of the Trust, without prior review and approval by the Investment Adviser, which may not be unreasonably withheld. Upon termination of this Agreement, the Trust shall forthwith cease to use such names (and logo), except as provided for herein."

4.	All references to "Pacific Funds" in the Agreement are
hereby changed to "Pacific Life Funds."

5.	All terms and conditions set forth in the Agreement,
other than as modified above, are hereby confirmed and remain in full force and effect.

   IN WITNESS WHEREOF, the parties have caused this Consent to Transfer Investment Advisory Agreement to be executed by their respective officers.

Accepted and Agreed:

Pacific Life Fund Advisors LLC,

By: _/s/ Howard T. Hirakawa__________	By:  _/s/ Jane M.
Guon______________
Name:  Howard T. Hirakawa		Name:  Jane M. Guon

Title: Vice President			Title: Asst. Vice
President & Asst. Secretary

Pacific Life Insurance Company

By: _/s/ Mary Ann Brown_____________	By:  _/s/ Jane M.
Guon______________
Name:  Mary Ann Brown			Name: Jane M. Guon
Title: Senior Vice President		Title: Asst. Vice
President & Asst. Secretary

Pacific Life Funds

By: _/s/ Howard T. Hirakawa__________
Name:  Howard T. Hirakawa
Title: Vice President

Exhibit 77Q1(e) (5) Consent to Transfer of Advisory
Agreement - Pacific Life Fund Advisors LLC
CONSENT TO TRANSFER AND AMEND
THE FUND MANAGMENT AGREEMENT

      Reference is made to the Fund Management Agreement among Pacific Funds (the "Trust"), a Delaware statutory trust, Pacific Investment Management Company LLC ("Fund
Manager"), a Delaware limited liability company and Pacific
Life Insurance Company ("Investment Adviser" or "Pacific
Life"), a Nebraska corporation, dated the 24th day of September, 2001, as amended to date, (the "Agreement").

RECITALS

      Pacific Life recently formed Pacific Life Fund
Advisors LLC (PLFA), a Delaware limited liability company and subsidiary of Pacific Life, to take over the investment advisory services Pacific Life performs for the Trust and to receive the fees the Trust pays Pacific Life for its advisory services, via transfer of the Agreement (the
Transfer);
      As a result of the Transfer, effective May 1, 2007, PLFA is to serve as the investment adviser to the Trust in place of Pacific Life;
      The Transfer will not result in a change of actual control or management, which would result in an automatic termination of the Agreement due to "assignment" pursuant to Section 2(a)(4) of the 1940 Act, and Rule 2a-6 thereunder. Pacific Life has obtained an opinion from its legal counsel, Dechert LLP, (Dechert) confirming its conclusion that the Transfer will not result in an actual change in control or management;

      The Trust's Board of Trustees acknowledged the transfer of the Agreement at its meeting on March 20, 2007;
and

      Effective January 1, 2007, the Trust was renamed
Pacific Life Funds.

	NOW, THEREFORE, in consideration of the premises:

6.	Effective May 1, 2007:

a.	Pacific Life assigns all duties and obligations,
and associated liabilities arising out of the Agreement to PLFA; and

b.	PLFA hereby agrees to assume all duties and
obligations, and associated liabilities arising out of the Agreement and to become a party to said Agreement upon the terms and conditions set forth therein, other than as modified below in paragraph 4, standing in the stead of Pacific
Life.

7.	The Investment Adviser, Fund Manager, and the Trust
consent to the assignment of the Agreement.

8.	All terms and conditions of the Agreement are hereby
confirmed by all parties.

9.	The first paragraph of Section 11 Use of Name, is
hereby deleted in its entirety and replaced with the following:

"It is understood that the names "Pacific Life Fund
Advisors LLC", "Pacific Life Insurance Company" or any derivative thereof or logo associated with those names are the valuable property of Pacific Life and that the Trust has the right to use those names (or derivatives or logos) in the Prospectus, SAI, the Trust's
Registration Statement or other filings, or in other forms or reports required under applicable state or federal securities, insurance, or other law, for so long as the Investment Adviser is investment adviser to the Trust, provided, however, that (i) the Trust may continue to use all above names of Investment
Adviser in its Registration Statement and other documents to the extent deemed necessary by the Trust to comply with disclosure obligations under applicable law and regulation, or in the opinion of counsel to the Investment Adviser or the Trust or as directed by the Securities and Exchange Commission, such use is necessary to make the disclosures contained in the Trust's Registration Statement not misleading; and
(ii) the Trust shall not use the Investment Adviser's name or logo in promotional or sales related materials prepared by or on behalf of the Trust, without prior review and approval by the Investment Adviser, which may not be unreasonably withheld. Upon termination of this Agreement, the Trust shall forthwith cease to use such names (and logo), except as provided for herein."

10.	All references to "Pacific Funds" in the
Agreement are hereby changed to "Pacific Life Funds."

11.	All references to PF PIMCO Inflation Managed Fund
and PF PIMCO Managed Bond Fund are hereby changed to PL Inflation Managed Fund and PL Managed Bond Fund respectively.

12.	Exhibit A to the Agreement is hereby deleted in
its entirety and replaced with the following: (see attached Exhibit A)

13.	All terms and conditions set forth in the
Agreement, other than as modified above, are hereby confirmed and remain in full force and effect.

   IN WITNESS WHEREOF, the parties have caused this Consent to Transfer and Amendment to the Fund Management Agreement to be executed by their respective officers.

Accepted and Agreed:

PACIFIC LIFE FUND ADVISORS LLC

By: _/s/ Howard T. Hirakawa__________	By:  _/s/ Jane M.
Guon_________________
Name:  Howard T. Hirakawa			Name:  Jane M. Guon
Title:	Vice President				Title: Asst. Vice
President & Asst. Secretary

PACIFIC LIFE INSURANCE COMPANY

By: _/s/ Howard T. Hirakawa__________	By:  _/s/ Jane M.
Guon_________________
Name:  Howard T. Hirakawa			Name:  Jane M. Guon
Title:	Vice President				Title: Asst. Vice
President & Asst. Secretary

PACIFIC LIFE FUNDS

By: _/s/ Howard T. Hirakawa__________
Name:  Howard T. Hirakawa
Title:	Vice President

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By: _/s/ Thomas J. Otterbein___________
Name: Thomas J. Otterbein
Title:   Managing Director


EXHIBIT A

PACIFIC LIFE FUNDS
FEE SCHEDULE

Effective:  May 1, 2007

Fund:  PL Managed Bond

The Investment Adviser will pay to the Fund Manager a monthly fee of 0.25% based on an annual percentage of the combined average daily net assets of the PL Managed Bond
Fund of Pacific Life Funds and the Managed Bond Portfolio of Pacific Select Fund.

Fund:  PL Inflation Managed

The Investment Adviser will pay to the Fund Manager a monthly fee based on an annual percentage of the combined average daily net assets of the PL Inflation Managed Fund of Pacific Life Funds and the Inflation Managed Portfolio of Pacific Select Fund according to the following schedule:

Rate (%)		Break Point (assets)

0.25% 			On the first $1 billion
0.20% 			On excess

The fees for services shall be prorated for any portion of a year in which the Agreement is not effective.